UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

TERRA INCOME FUND 6, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	814-01136 (Commission File Number)	46-2865244 (I.R.S. Employer Identification No.)

805 Third Avenue, 8th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 753-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2018, Terra Capital Partners, LLC (“Terra Capital Partners”), the sponsor of Terra Income Fund 6, Inc. (the “Company”) announced that Vik Uppal, who currently serves as the Chief Investment Officer of Terra Capital Partners, has been appointed the Chief Executive Officer of Terra Capital Partners, effective December 1, 2018. Mr. Uppal succeeds Bruce D. Batkin, the founder of Terra Capital Partners, who will assume the role of Vice Chairman of Terra Capital Partners. In connection with this transition, Mr. Batkin notified the board of directors (the “Board”) of the Company that he intends to resign as Chief Executive Officer (“CEO”) of the Company, effective upon the affirmative vote at the 2018 annual meeting of stockholders of the Company of a majority of the outstanding shares of common stock, as defined in the Investment Company Act of 1940, as amended, of the new investment advisory agreement between the Company and Terra Income Advisors, LLC, the Company’s investment adviser, as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2018. Mr. Batkin is not resigning as CEO of the Company because of any disagreement with the Company on any matter relating to its operations, policies, or practices. Mr. Batkin will continue to serve as a member of the Board subsequent to the effectiveness of his resignation as CEO of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, INC.

Date:	November 13, 2018	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Operating Oficer, Chief Financial Officer, Treasurer and Secretary